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                                                                    Exhibit 23.1

                          CONSENT OF HAROLD Y. SPECTOR
                          INDEPENDENT PUBLIC ACCOUNTANT


         I consent to the use of my report dated February 16, 2001 (except for Note 8, the date is June 19, 2001 and for Note 2, the date is November 1, 2001), on the consolidated financial statements of Eye Dynamics, Inc. and subsidiary, as of December 31, 2000 and 1999, included herein and to the reference made to me under the caption "Experts" in the Registration Statement and Prospectus.


/s/ Harold Y. Spector, CPA
    November 21, 2001